Exhibit 99.2

HOPKINS BANCORP, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2015 and DECEMBER 31, 2014

TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT

FINANCIAL STATEMENTS	Page

Consolidated Statements of Financial Condition (restated)	1 - 2

Consolidated Statements of Income (restated)	3

Consolidated Statements of Comprehensive Income (restated)	4

Consolidated Statements of Changes in Stockholders' Equity (restated)	5

Consolidated Statements of Cash Flows (restated)	6

Notes to Consolidated Financial Statements (restated)	7 - 30

 Independent Auditor’s Report

 Board of Directors and Stockholders

 Bay Bancorp, Inc.

 Columbia, Maryland

We have audited the accompanying consolidated balance sheet of Hopkins’ Bancorp, Inc. and Subsidiaries (the “Company”) as of December 31, 2015, and the related consolidated statement of income and comprehensive income, change in stockholders’ equity, and cash flows for the year ended December 31, 2015.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

 We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hopkins’ Bancorp, Inc. and subsidiaries as of December 31, 2015, and the results of their operations and their cash flows for the year ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

Correction of Error

As discussed in Note 2 to the consolidated financial statements, the Company restated its 2015 financial statements to correct errors related to the recorded value of other liabilities and the estimate of the allowance for loan losses. Our opinion is not modified with respect to this matter.

Adjustments to Prior Period Financial Statements

The financial statements of Hopkins Bancorp, Inc. and Subsidiaries as of December 31, 2014, were audited by other auditors whose report dated April 27, 2016, expressed an unmodified opinion on those financial statements. As discussed in Note 2 to the financial statements, the Company has restated its 2014 financial statements to correct the errors related to the recorded value of other liabilities and the allowance for loan losses.  The other auditors reported on the 2014 financial statements before the restatement.

As part of our audit of the 2015 financial statements, we also audited the adjustments described in Note 2 that were applied to restate the 2014 financial statements. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to Hopkins Bancorp, Inc. and Subsidiaries’ 2014 financial statements other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2014 financial statements as a whole.

Gaithersburg, Maryland

March 31, 2017

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

Hopkins Bancorp, Inc. and Subsidiaries

Baltimore, Maryland

          We have audited, before the effects of the adjustments for the correction of certain errors described in Note 2, the accompanying consolidated financial statements of Hopkins Bancorp, Inc. and Subsidiaries (the "Company"), which comprise the consolidated statement of financial condition as of December 31, 2014, and the related consolidated statement of income, comprehensive income, changes in stockholders' equity, and cash flow for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

          Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

          Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

          An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

          We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

          In our opinion, the consolidated financial statements, before the effects of the adjustments for the correction of certain errors described in Note 2, referred to above present fairly, in all material respects, the financial position of Hopkins Bancorp, Inc. and Subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Adjustments to December 31, 2014 Financial Statements

          We were not engaged to audit, review or apply any procedures to the adjustments to correct the errors described in Note 2 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Dixon Hughes Goodman, LLP.

Baltimore, Maryland

April 14, 2015

HOPKINS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2015 AND 2014

ASSETS

	2015	2014
	(restated)	(restated)

Cash and due from banks	$83,770,565	$69,638,547

Interest-bearing deposits in other banks	8,702,452	781,999

Cash and cash equivalents	92,473,017	70,420,546

Interest-bearing time deposits	26,346,318	15,869,041

Investment securities available for sale	59,228,128	102,751,624

Loans receivable, net of allowance for loan
losses of $623,766 in 2015 and $648,119 in 2014	61,985,201	70,687,443

Investments in joint ventures	14,706	649,170

Accrued interest receivable	502,510	746,324

Federal Home Loan Bank of Atlanta stock, at cost	230,900	265,400

Premises and equipment, net	64,560	78,869

Real estate owned	-	146,897

Other assets	184,651	265,701

TOTAL ASSETS	$241,029,991	$261,881,015

See notes to consolidated financial statements.

1

HOPKINS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2015 AND 2014

LIABILITIES AND STOCKHOLDERS' EQUITY

	2015	2014
	(restated)	(restated)
LIABILITIES:

Non-interest bearing deposits	$9,813,195	$5,951,712

Interest bearing deposits	189,775,874	214,778,867

Total deposits	199,589,069	220,730,579

Advances by borrowers for taxes and insurance	384,405	386,747

Other liabilities	2,455,681	1,723,337

Total liabilities	202,429,155	222,840,663

STOCKHOLDERS' EQUITY:

Common stock, par value $1, authorized 2,000,000 shares;
issued and outstanding 241,552 shares as of
December 31, 2015 and 2014	241,552	241,552

Paid-in capital	1,958,901	1,958,901

Retained earnings	34,674,033	34,755,790

Accumulated other comprehensive income	1,532,370	1,902,407

Total controlling interest	38,406,856	38,858,650

Non-controlling interest	193,980	181,702

Total stockholders' equity	38,600,836	39,040,352

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$241,029,991	$261,881,015

 See notes to consolidated financial statements.

2

 HOPKINS BANCORP, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
	(restated)	(restated)
INTEREST INCOME:
Loans receivable, including fees	$3,785,564	$4,544,649
Mortgage-backed securities	1,169,754	1,462,725
Interest bearing deposits and other securities	1,249,905	2,115,860

Total interest income	6,205,223	8,123,234

INTEREST EXPENSE, DEPOSITS	1,646,878	1,889,203

Net interest income	4,558,345	6,234,031

Recovery of provision for loan losses	(55,680)	(900,000)

Net interest income after recovery of provision for loan losses	4,614,025	7,134,031

NON-INTEREST INCOME:
Realized loss on investment securities	-	(889,520)
Late charges	51,469	60,098
Mortgage banking operations	380,928	56,120
Gain (loss) on sale of real estate owned	39,158	(1,372)
Gain on sale of investment in joint venture	555,492	-
Other non-interest income	119,974	144,152

Total non-interest income (loss)	1,147,021	(630,522)

NON-INTEREST EXPENSE:
Employee compensation and benefits	2,693,773	2,514,486
Premises and occupancy costs	225,121	261,469
Data processing expense	209,721	163,647
Insurance expense	320,370	381,394
Supervisory examination expense	133,151	141,977
Professional fees	310,768	306,636
Consulting fees	161,429	125,869
Other expenses	710,704	653,997

Total non-interest expense	4,765,037	4,549,475

NET INCOME	996,009	1,954,034

Less net income attributable to non-controlling interest	(158,532)	(19,647)

NET INCOME ATTRIBUTABLE TO HOPKINS BANCORP, INC.	$837,477	$1,934,387

BASIC AND DILUTED EARNINGS PER SHARE	$3.47	$8.01

See notes to consolidated financial statements.

3

 HOPKINS BANCORP, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF

 COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
	(restated)	(restated)

NET INCOME ATTRIBUTABLE TO HOPKINS BANCORP, INC.	$837,477	$1,934,387

Unrealized (loss) gain on investment securities available for sale	(370,037)	692,601

Reclassification adjustment for loss included in net income	-	889,520

COMPREHENSIVE INCOME	$467,440	$3,516,508

See notes to consolidated financial statements.

4

 HOPKINS BANCORP, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

				Accumulated
				Other		Total
	Common	Paid-in	Retained	Comprehensive	Non-controlling	Stockholders'
	Stock	Capital	Earnings	Income	Interest	Equity

Balance - January 1, 2014 (as previously presented)	$241,552	$1,958,901	$34,398,084	$320,286	$164,877	$37,083,700

Adjustment to retained earnings	-	-	(516,961)	-	-	(516,961)

Balance - January 1, 2014 (restated)	241,552	1,958,901	33,881,123	320,286	164,877	36,566,739

Net income	-	-	1,934,387	-	19,647	1,954,034

Net unrealized gain on investment
securities available for sale	-	-	-	1,582,121	-	1,582,121

Net change in noncontrolling interest	-	-	-		(2,822)	(2,822)

S Corporation distributions	-	-	(1,059,720)	-	-	(1,059,720)

Balance - December 31, 2014 (restated)	241,552	1,958,901	34,755,790	1,902,407	181,702	39,040,352

Net income	-	-	837,477	-	158,532	996,009

Net unrealized loss on investment
securities available for sale	-	-	-	(370,037)	-	(370,037)

Net change in noncontrolling interest	-	-	-	-	(146,254)	(146,254)

S Corporation distributions	-	-	(919,234)	-	-	(919,234)

Balance - December 31, 2015 (restated)	$241,552	$1,958,901	$34,674,033	$1,532,370	$193,980	$38,600,836

See notes to consolidated financial statements.

5

 HOPKINS BANCORP, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
	(restated)	(restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$996,009	$1,954,034
Adjustments to reconcile net income to net cash
provided by operating activities:
Net amortization of premiums and discounts	(40,934)	(2,942)
Realized loss on investment securities	-	889,520
Net gain from investment in joint ventures	(17,217)	(18,374)
Net gain on sale of investment in joint ventures	(555,492)	-
Net change in noncontrolling interest	(146,254)	(2,822)
Net (gain) loss on sale of real estate owned	(39,158)	1,372
Recovery of provision for losses on loans	(55,680)	(900,000)
Net accretion of deferred loan fees	(74,064)	(63,680)
Depreciation and amortization	14,309	16,359
Decrease in accrued interest receivable	243,814	349,213
Decrease (increase) in other assets	81,050	(110,643)
Increase (decrease) in other liabilities	732,344	(288,870)

Net cash provided by operating activities	1,138,727	1,823,167

CASH FLOWS FROM INVESTING ACTIVITIES
Net change in interest bearing time deposits	(10,477,277)	(900,150)
Purchase of investment securities available for sale	(18,000,000)	(10,000,000)
Proceeds from maturities and calls of investment securities available for sale	52,845,749	12,816,000
Purchase of investment securities held to maturity	-	(22,498,400)
Proceeds from maturities and calls of investment securities held to maturity	-	38,705,909
Proceeds from sale of investment securities held to maturity	-	19,132,500
Principal repayments on mortgage-backed securities	8,348,644	10,092,114
Proceeds from sale of mortgage-backed securities	-	417,071
Proceeds from sale of investment in joint ventures	1,191,788	-
Net decrease in loans	8,831,986	5,411,881
Redemption of Federal Home Loan Bank of Atlanta stock	34,500	118,400
Proceeds from sale of real estate owned	186,055	133,627
Distributions from investment in joint ventures, net	15,385	35,385

Net cash provided by investing activities	42,976,830	53,464,337

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in deposits	(21,141,510)	(39,706,140)
Net decrease in advances by borrowers for taxes and insurance	(2,342)	(8,617)
S Corporation distributions	(919,234)	(1,059,720)

Net cash used in financing activities	(22,063,086)	(40,774,477)

Net increase in cash and cash equivalents	22,052,471	14,513,027

CASH AND CASH EQUIVALENTS - BEGINNING	70,420,546	55,907,519

CASH AND CASH EQUIVALENTS - ENDING	$92,473,017	$70,420,546

SUPPLEMENTARY CASH FLOWS INFORMATION
Interest paid	$1,646,783	$1,889,476

See notes to consolidated financial statements.

6

 HOPKINS BANCORP, INC. AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

                        Hopkins Bancorp, Inc., a Unitary Non-diversified Thrift Holding Company, provides through its subsidiary, Hopkins Federal Savings Bank (the "Bank"), the acceptance of deposits from the general public using the proceeds for investments and loan originations.  The Bank is subject to competition from other financial institutions.  The Bank is also subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.  The principal business activities of Hopkins Financial Corporation are the origination and sale of mortgage loans and investment in consumer loans.  The principal business activity of Encore Mortgage, Inc. is brokering mortgage loans.  Hopkins Properties, Inc. brokers mortgage loans and holds real estate assets obtained through foreclosure.  HBTL, LLC's principal activity is processing payments for certain business loans.  HPI, LLC's primary business activity is the management and disposal of real estate acquired through foreclosure.  iReverse Home Loans, LLC brokers reverse mortgage loans.

Principles of Consolidation

                        The accompanying consolidated financial statements include the accounts of Hopkins Bancorp, Inc. and its wholly owned subsidiaries (the "Company"), HPI, LLC and Hopkins Federal Savings Bank, including its wholly-owned subsidiaries, Hopkins Financial Corporation, Hopkins Properties, Inc., Encore Mortgage, Inc. and HBTL, LLC, and its majority owned subsidiary iReverse Home Loans, LLC.  All material intercompany transactions and accounts have been eliminated.

Basis of Financial Statement Presentation and Use of Estimates

                        The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statement of financial condition and revenues and expenses for the period.  Actual results could differ significantly from those estimates.

                        Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of foreclosed assets, and the evaluation of other than temporary impairment.

                        While management uses available information to recognize losses on loans and foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Concentrations of Credit Risk

                        Most of the Company's activities are with customers located within the Baltimore Metropolitan Area.  The Company does not have any significant concentrations with any one industry or customer.  Cash balances in other banks at times exceed federally insured amounts.  The Company minimizes this risk by utilizing well-established and reputable institutions.

Investment Securities

                        The Company classifies its investment securities as either held to maturity or available for sale.  Held to maturity securities are those securities which the Company has the positive intention and ability to hold to maturity and, therefore, carries those items at cost adjusted for the amortization of premium and the accretion of discount.  Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

                         All securities not included in held to maturity are classified as available for sale.  Available for sale securities are recorded at fair value.  Unrealized holding gains and losses on the available for sale securities are excluded from earnings and are included in other comprehensive income.  Realized gains (losses) on available for sale securities are included in other income and, when applicable, are reported as a reclassification adjustment in other comprehensive income.  Realized gains and losses on sales of securities are determined using the specific identification method.

                        Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. In estimating other-than-temporary impairment losses for equity securities, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.  In estimating other-than-temporary impairment losses for debt securities, management considers whether the Company (1) has the intent to sell the security, or (2) will more likely than not be required to sell the security before its anticipated recovery, or (3) will suffer a credit loss as the present value of the cash flows is expected to be collected from the security are less than its amortized cost basis.

Restricted Stock Investments

                        The Bank, as a member of the Federal Home Loan Bank System, is required to maintain an investment in capital stock of the Federal Home Loan Bank of Atlanta (“FHLB”) in varying amounts based on balances of outstanding home loans and on amounts borrowed from the FHLB.  Because no ready market exists for this stock and it has no quoted market value, the Bank’s investment in this stock is carried at cost.

Loans Receivable, Net

                        Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans.  The Company is generally amortizing these amounts over the contractual life of the loan using the interest method.

                        The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing.  A loan may remain on accrual status, if it is in the process of collection and is either guaranteed or well secured.  When a loan is placed on nonaccrual status, unpaid interest credited to income in the current or prior year is reversed.  Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectability of principal.  Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

                        The Company services loans for others and pays the participant its share of the Company's collections, net of a stipulated servicing fee.  Loan servicing fees are credited to income when earned and servicing costs are charged to expense as incurred.

Allowance for Loan Losses

                        The allowance for loan losses is established through provisions for loan losses charged to income.  Loans deemed to be uncollectible are charged against the allowance for loan losses when management believes the uncollectability of the loan balance is confirmed, and subsequent recoveries, if any, are credited to the allowance.

                        The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated.  Management's periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.  This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

                        The allowance consists of specific, general and unallocated components.  The specific component relates to loans that typically are classified as either doubtful or substandard.  For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses.  The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

                        A loan is considered impaired when, based on  current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

                        Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

                        Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are subject to a restructuring agreement.

                        The Company’s charge-off policy states after all collection efforts have been exhausted, the loan is deemed to be a loss and the loss amount has been determined, the loss amount will be charged to the Company’s established allowance for loan losses.  Loans secured by real estate, either residential or commercial, are evaluated for loss potential at the 60 day past due threshold.  At 90 days past due the loan is placed on nonaccrual status and a specific reserve is established if the net realizable value in less than the principal value of the loan balance(s).  Once the actual loss value has been determined a charge-off for the amount of the loss is taken.  Each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss.  Unsecured loans are charged-off at the 90 day past due threshold or when an actual loss has been determined.

                        In situations where, for economic or legal reasons related to a borrowers' financial difficulties, the Company grants a concession for other than an insignificant period of time to the borrower that the Company would not otherwise consider, the related loan is classified as a troubled debt restructuring (TDR). These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where the Company grants the borrower new terms that provide for a reduction of either interest or principal, the Company measures any impairment on the restructuring as previously noted for impaired loans.

Investments in Joint Ventures

                        Investments in joint ventures are accounted for using the equity method.  The total investment in joint ventures at December 31, 2015 and 2014 is not considered material to the consolidated financial statements as a whole.

Real Estate Owned

                        Real estate owned is composed of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure.  Foreclosed assets initially are recorded at fair value net of estimated selling costs at the date of foreclosure, establishing a new cost basis.  If the fair value is less than the related loan balance at the time of acquisition, a charge against the allowance for loan losses is recorded.  After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of the carrying amount or fair value minus estimated costs to sell.  Revenues and expenses from operations and changes in the valuation allowance are included in foreclosed real estate expense ("other" non-interest expenses).

Premises and Equipment

                        Land is carried at cost.  Buildings and equipment are carried at cost less accumulated depreciation computed by the use of the straight-line method over the estimated useful lives of the assets.  Additions and improvements are capitalized and charges for repairs and maintenance are expensed when incurred.  The related cost and accumulated depreciation are eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income.

Transfers of Financial Assets

                        Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Off-Balance Sheet Financial Instruments

                        In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit.  Such financial instruments are recorded in the statement of financial condition when they are funded.

Advertising Costs

                        Advertising costs are expensed as incurred.  Advertising costs totaled $9,950 and $13,671 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

                        Effective January 1, 2004 the Company elected S Corporation status.  As an S Corporation, consolidated earnings are attributable to the Company’s stockholders and are taxed at the stockholder level.  The Company files consolidated income tax returns with its wholly-owned subsidiaries.    Management of the Company considers the likelihood of changes by taxing authorities in its filed income tax returns and recognizes a liability for or discloses potential significant changes that management believes are more likely than not to occur upon examination by tax authorities, including changes to the Company’s status as an S-Corporation.   Management has not identified any uncertain tax positions in filed income tax returns that require recognition or disclosure in the accompanying financial statements.

Earnings Per Share

                        The Company has a simple capital structure.  Basic earnings per share are computed based upon the weighted average number of shares outstanding during the period.  The weighted average number of shares used to compute earnings per share totaled 241,552 for the years ended December 31, 2015 and 2014. There were no diluted shares for the years ended December 31, 2015 and 2014.

Statement of Cash Flows

                        Cash and cash equivalents in the statement of cash flows include cash and due from banks, federal funds sold, and interest bearing deposits in other banks with an original maturity of ninety days or less.

Comprehensive Income

                        Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income.  However, certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the stockholders' equity section of the consolidated statement of financial condition.  Such items, along with net income, are components of comprehensive income.

2.      RESTATEMENT

                     Subsequent to the Bank’s merger with Bay Bancorp. Inc. in July 8, 2016, Bay Bancorp, Inc.  became aware of a former Hopkins employee’s alleged embezzlement of up to $1.48 million from Hopkins Federal deposit accounts in the years prior to the merger   In light of this information, the previously issued financial statements of Hopkins Bancorp, Inc have been restated to reflect this subsequent event.  During this restatement it was determined that Hopkins Federal's Allowance for Loan Loss was overstated during those periods in the consolidated financial statements.

                       The prior period restatements were discovered in connection with the research of the alleged embezzlement.  The alleged embezzlement results in the recording of a loss, a decrease in retained earnings and increase in other liabilities, while the restatement of allowance of loan loss reduces provision for loan loss expense in 2014 and results in a decrease to the allowance for loan loss as of December 31,  2015 and 2014.  The cumulative effect of the restatements on the combined statements is as follows:

December 31, 2015	As previously reported	Adjustment	Restated
Loan Receivable, net of allowance	60,785,201	1,200,000	61,985,201

Total Assets	239,829,991	1,200,000	241,029,991

Other Liabilities	1,144,130	1,311,551	2,455,681
Total Liabilities	201,117,604	1,311,551	202,429,155
Retained Earnings	34,785,584	(111,551)	34,674,033
Total Stockholders' equity	38,712,387	(111,551)	38,600,836

Other non-interest Expense	481,591	229,113	710,704
Net Income	1,225,122	(229,113)	996,009
Net Income attributed Hopkins Bancorp, Inc.	1,066,590	(229,113)	837,477

Earnings Per Share	$4.42	$(0.95)	$3.47

December 31, 2014	As previously reported	Adjustment	Restated
Loan Receivable, net of allowance	69,487,443	1,200,000	70,687,443
Total Assets	260,681,015	1,200,000	261,881,015

Other Liabilities	640,899	1,082,438	1,723,337
Total Liabilities	221,758,225	1,082,438	222,840,663
Retained Earnings	34,638,228	117,562	34,755,790
Total Stockholders' equity	38,922,790	117,562	39,040,352

Provision for Loan Losses	-	900,000	900,000
Other non-interest Expense	388,520	265,477	653,997
Net Income	1,319,511	634,523	1,954,034
Net Income attributed Hopkins Bancorp, Inc.	1,299,864	634,523	1,934,387

Earnings Per Share	$5.38	$2.63	$8.01

3. INVESTMENT SECURITIES

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for Sale Securities:

December 31, 2015
Municipal bonds	$325,198	$140	$-	$325,338
U.S. Government and federal
agencies securities	19,081,080	596	(65,990)	19,015,686
Corporate securities	4,992,763	35,547	-	5,028,310
Foreign government bonds	3,500,000	-	-	3,500,000
Residential mortgage-backed securities	29,596,912	1,424,106	(148,176)	30,872,842
Marketable equity securities	199,810	286,142	-	485,952

	$57,695,763	$1,746,531	$(214,166)	$59,228,128

December 31, 2014
Municipal bonds	$563,308	$1,617	$(240)	$564,685
U.S. Government and federal
agencies securities	54,187,845	10,130	(413,210)	53,784,765
Corporate securities	4,975,340	88,861	-	5,064,201
Foreign government bonds	3,000,000	-	-	3,000,000
Residential mortgage-backed securities	37,922,914	2,164,449	(163,138)	39,924,225
Marketable equity securities	199,810	213,938	-	413,748

	$100,849,217	$2,478,995	$(576,588)	$102,751,624

                  During 2014, the Company sold $20,446,176 in held to maturity securities, recognizing a loss of $889,520 from the sale.  The Company elected to sell the securities as a measure to reduce interest rate risk as these had maturities greater than 10 years.  The sale of these securities conflicted with the Company's stated intent to hold the securities until maturity. As a result of the sale, the remaining held to maturity portfolio was transferred to available for sale.  Transferred securities totaled $43,473,000 and included $240,000 in municipal bonds, $40,188,000 in U.S. Government and  federal agencies securities, $3,000,000 in foreign bonds and $45,000 in residential mortgage backed securities.

The amortized cost and fair value of debt securities by contractual maturity as of December 31, 2015 is as follows:

	Available for Sale
	Amortized	Fair
	Cost	Value

Due one year or less	$3,995,242	$4,003,810
Due from one year to five years	17,822,718	17,823,498
Due from five years to ten years	6,081,081	6,042,026
Residential mortgage-backed securities	29,596,912	30,872,842

	$57,495,953	$58,742,176

                 Information pertaining to securities with gross unrealized losses at December 31, 2015 and 2014, aggregated by investment category and length of time that individual securities have been in a continuous loss position is as follows:

	Continuous Unrealized Losses		Continuous Unrealized Losses
	for Less Than 12 Months		for More Than 12 Months
	Fair	Unrealized	Fair	Unrealized
December 31, 2015	Value	Loss	Value	Loss
Municipal bonds
Available for sale (none)	$-	$-	$-	$-
U.S. Government and federal
agencies securities:
Available for sale (10 securities)	6,980,890	(19,110)	5,953,120	(46,880)
Residential mortgage-backed securities
Available for sale (4 securities)	-	-	4,383,714	(148,176)

	$6,980,890	$(19,110)	$10,336,834	$(195,056)

December 31, 2014
Municipal bonds
Available for sale (1 security)	$-	$-	$325,068	$(240)
U.S. Government and federal
agencies securities:
Available for sale (29 securities)	22,944,780	(55,204)	25,829,854	(358,006)
Residential mortgage-backed securities
Available for sale (4 securities)	-	-	5,175,527	(163,138)

	$22,944,780	$(55,204)	$31,330,449	$(521,384)

                 The Company has the intent to hold the securities classified as available for sale for a period of time sufficient for a recovery of cost and will not more likely than not be required to sell the securities before their anticipated recovery.  The fair value is expected to recover as the debt securities approach their maturity date or repricing date.  The unrealized losses that exist are the result of market changes in interest rates since original purchase and management does not believe any of the securities are impaired due to reasons of credit quality.  Accordingly, as of December 31, 2015, management believes the impairment is temporary and no impairment loss has been realized in the Company's consolidated statements of income.

4. LOANS RECEIVABLE (restated)

                 Loans receivable at December 31 are summarized as follows:

	2015	2014
	(restated)	(restated)
Loans secured by real estate	$63,197,470	$76,292,135
Loans secured by deposit accounts	372,849	393,747
Commercial lines of credit and consumer loans	3,623,674	4,390,052
	67,193,993	81,075,934
Less undisbursed portion of loans in process	4,416,466	9,608,966
Total loans	62,777,527	71,466,968
Less deferred loan fees net	168,560	131,406
Less allowance for loan losses	623,766	648,119

Total loans, net	$61,985,201	$70,687,443

                 The Company segregates, and evaluates, its loan portfolio into three segments - loans secured by real estate, loans secured by deposit accounts, and commercial lines of credit and consumer loans.

                 Loans secured by real estate consist of a mixture of fixed and adjustable rate residential first and second lien mortgage loans and multi-family loans all of which are secured by residential properties. Currently some longer term low rate originated 1-4 family loans are sold into the secondary market. Real estate mortgage loans are secured by real property. Commercial real estate loans include loans secured by office buildings, schools, retail stores and other property located in or near our market. These loans are originated based on the borrowers' ability to service the debt and secondarily based on the fair value of the underlying collateral. These loans can be owner occupied or non-owner occupied commercial real estate loans. Construction loans include residential real estate loans and are typically for pre-sold properties and, on a very limited basis, for speculative residential properties. The terms of these loans are generally short-tem. Land development loans include loans to develop residential properties.

                 Loans secured by deposit accounts consist of loans to customers using their Hopkins Federal savings accounts as collateral.

                 Commercial lines of credit and consumer loans consist of loans to small-to-medium sized businesses including professional associations, retail trade, and manufacturing. Commercial loans are originated within the Company's market areas and underwritten based upon the borrower's ability to service debt from the business's underlying cash flows. As a general practice, the Company obtains collateral such as Indemnity Deed of Trusts or other assets although such loans may be uncollateralized but guaranteed by borrower's principals.

5.      ALLOWANCE FOR LOAN LOSSES (restated)

                 The Company has had an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio.  Each class of loan requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment. The Company uses an internally developed model for this process which requires use of judgment in establishing input metrics.

                 Reflected in the portions of the allowance previously described is an amount for imprecision or uncertainty that incorporates the range of probable outcomes inherent in estimates used for the allowance, which may change from period to period. This amount is the result of management's judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Company's view of risk in each loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net income.

                 The following table presents, by portfolio segment, the changes in the allowance for loan losses and recorded investment in loans as of and for the year ended December 31, 2015 and 2014:

			Commercial
		Secured by	Lines of
	Secured by	Deposit	Credit and
	Real Estate	Accounts	Consumer	Total
December 31, 2015 (restated)
Allowance for credit losses:
Beginning balance	$514,776	$5,323	$128,020	$648,119
Charge-offs	(101,695)	-	-	(101,695)
Recoveries	133,022	-	-	133,022
Recovery of provision for loan losses	(55,680)	-	-	(55,680)

Ending balance	$490,423	$5,323	$128,020	$623,766

Loans individually
evaluated for impairment	$9,428,821	$-	$13,504	$9,442,325

Loans collectively
evaluated for impairment	$50,145,183	$372,849	$2,817,170	$53,335,202

Total	$59,574,004	$372,849	$2,830,674	$62,777,527

			Commercial
		Secured by	Lines of
	Secured by	Deposit	Credit and
	Real Estate	Accounts	Consumer	Total
December 31, 2014 (restated)
Allowance for credit losses:
Beginning balance	$752,205	$5,323	$25,535	$783,063
Charge-offs	(26,585)	-	-	(26,585)
Recoveries	689,156	-	102,485	791,641
Recovery of provision for loan losses	(900,000)	-	-	(900,000)

Ending balance	$514,776	$5,323	$128,020	$648,119

Loans individually
evaluated for impairment	$12,376,141	$-	$15,377	$12,391,518

Loans collectively
evaluated for impairment	$57,057,028	$393,747	$1,624,675	$59,075,450

Total	$69,433,169	$393,747	$1,640,052	$71,466,968

               Credit risk profile by internally assigned grade as of December 31, 2015 and 2014:

			Commercial
		Secured by	Lines of
	Secured by	Deposit	Credit and
	Real Estate	Accounts	Consumer	Total

December 31, 2015
Non-classified	$50,278,654	$372,849	$2,830,674	$53,482,177
Special mention	1,162,390	-	-	1,162,390
Substandard	7,219,134	-	-	7,219,134
Doubtful	913,826	-	-	913,826
Loss	-	-	-	-

Total	$59,574,004	$372,849	$2,830,674	$62,777,527

December 31, 2014
Non-classified	$56,002,071	$393,747	$1,640,052	$58,035,870
Special mention	1,761,244	-	-	1,761,244
Substandard	11,669,854	-	-	11,669,854
Doubtful	-	-	-	-
Loss	-	-	-	-

Total	$69,433,169	$393,747	$1,640,052	$71,466,968

●	Special mention - A Special Mention asset has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution's credit position at some future date. Special Mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

●	Substandard - Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected.

●	Doubtful - Loans classified Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

●	Loss - Loans classified Loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be effected in the future.

                 Impaired loans as of and for the year ended December 31, 2015 and 2014 are as follows:

			Commercial
		Secured by	Lines of
	Secured by	Deposit	Credit and
	Real Estate	Accounts	Consumer	Total
December 31, 2015
With no related allowance recorded:
Recorded investment	$8,555,735	$-	$-	$8,555,735
Unpaid principal balance	11,045,131	-	-	11,045,131
Average recorded investment	11,276,100	-	-	11,276,100
Interest income that would
have been recognized	697,379	-	-	697,379
Interest income recognized	447,444	-	-	447,444
Interest income foregone	249,935	-	-	249,935

With an allowance recorded:
Recorded investment	873,086	-	13,504	886,590
Unpaid principal balance	905,493	-	13,504	918,997
Related allowance	177,295	-	1,106	178,401
Average recorded investment	915,630	-	14,440	930,070
Interest income that would
have been recognized	48,496	-	1,126	49,622
Interest income recognized	40,764	-	1,126	41,890
Interest income foregone	7,732	-	-	7,732

			Commercial
		Secured by	Lines of
	Secured by	Deposit	Credit and
	Real Estate	Accounts	Consumer	Total
December 31, 2015
Total:
Recorded investment	$9,428,821	$-	$13,504	$9,442,325
Unpaid principal balance	11,950,624	-	13,504	11,964,128
Related allowance	177,295	-	1,106	178,401
Average recorded investment	12,191,730	-	14,440	12,206,170
Interest income that would
have been recognized	745,875	-	1,126	747,001
Interest income recognized	488,208	-	1,126	489,334
Interest income foregone	257,667	-	-	257,667

December 31, 2014
With no related allowance recorded:
Recorded investment	10,854,107	-	-	10,854,107
Unpaid principal balance	12,726,648	-	-	12,726,648
Average recorded investment	12,386,561	-	-	12,386,561
Interest income that would
have been recognized	777,057	-	-	777,057
Interest income recognized	689,433	-	-	689,433
Interest income foregone	87,624	-	-	87,624

With an allowance recorded:
Recorded investment	1,522,034	-	15,377	1,537,411
Unpaid principal balance	1,641,575	-	15,377	1,656,952
Related allowance	173,604	-	1,260	174,864
Average recorded investment	1,654,902	-	16,323	1,671,225
Interest income that would
have been recognized	90,159	-	1,358	91,517
Interest income recognized	86,998	-	1,358	88,356
Interest income foregone	3,161	-	-	3,161

Total:
Recorded investment	$12,376,141	$-	$15,377	$12,391,518
Unpaid principal balance	14,368,223	-	15,377	14,383,600
Related allowance	173,604	-	1,260	174,864
Average recorded investment	14,041,463	-	16,323	14,057,786
Interest income that would
have been recognized	867,216	-	1,358	868,574
Interest income recognized	776,431	-	1,358	777,789
Interest income foregone	90,785	-	-	90,785

                   An aged analysis of past due loans as of December 31, 2015 and 2014 are as follows:

			Commercial
		Secured by	Lines of
	Secured by	Deposit	Credit and
	Real Estate	Accounts	Consumer	Total
December 31, 2015
Current	$52,126,919	$307,583	$2,830,674	$55,265,176

30 - 59 days past due	2,111,426	-	-	2,111,426
60 - 89 days past due	1,808,450	-	-	1,808,450
Greater than 90 days
past due	3,527,209	65,266	-	3,592,475
Total past due	7,447,085	65,266	-	7,512,351

Total	$59,574,004	$372,849	$2,830,674	$62,777,527

December 31, 2014
Current	$65,594,926	$328,473	$1,616,358	$67,539,757

30 - 59 days past due	1,085,743	-	23,694	1,109,437
60 - 89 days past due	633,738	-	-	633,738
Greater than 90 days
past due	2,118,762	65,274	-	2,184,036
Total past due	3,838,243	65,274	23,694	3,927,211

Total	$69,433,169	$393,747	$1,640,052	$71,466,968

                 Nonaccrual loans as of December 31, 2015 and 2014 are as follows:

	2015	2014

Nonaccrual loans with a valuation allowance	$458,862	$763,605
Nonaccrual loans without a valuation allowance	7,145,294	7,135,710

Total nonaccrual loans	$7,604,156	$7,899,315

Allowance for credit losses related to nonaccrual loans	$108,815	$84,642

                On December 31, 2015, the $7,604,156 in nonaccrual loans represented 40 loan relationships with the largest individual amount totaling $995,838.  As of December 31, 2014, the $7,899,315 in nonaccrual loans represented 44 loan relationships with the largest individual amount totaling $1,426,219. As of December 31, 2015 and 2014 there were no loans greater than 90 days past due and still accruing interest.

                 Troubled debt restructures ("TDRs") are modifications of loans to assist borrowers who are unable to meet the original terms of their loans, in an effort to minimize the potential loss on the loan.  As of December 31, 2015 there were 40 real estate loans with an outstanding balance of $4,787,613 that were considered TDRs.  As of December 31, 2015, 18 TDRs with a total outstanding balance of $1,799,278 were performing in accordance with their modified terms.  All of the 22 loans classified as TDRs that were not performing, totaling $2,988,335, were on nonaccrual status.  There was 1 new TDR modification in 2015 for a deferral of payments due.  The Company has no commitments to lend additional funds to borrowers whose loans have been modified under a TDR.

                 As of December 31, 2014 there were 37 real estate loans and 1 commercial loan with an outstanding balance of $5,903,811 that were considered TDRs.  As of December 31, 2014, 18 TDRs with a total outstanding balance of $3,368,930 were performing in accordance with their modified terms.  Of the 20 loans classified as TDRs that were not performing, 2 loans with a total outstanding balance of $299,741 were transferred to nonaccrual status.  There were 4 new TDRs and 5 TDR remodifications in 2014 for either maturity or rate reduction.  The Company had no commitments to lend additional funds to borrowers whose loans have been modified under a TDR.

6.      SERVICING

                 Loans serviced for others are not included in the accompanying consolidated statements of financial condition.  The unpaid principal balances of residential mortgage loans serviced for others were approximately $12,820,402 and  $10,896,981 at December 31, 2015 and 2014, respectively.

                 The Company does not have a related servicing asset because such loans were not originated by the Company nor did the Company purchase servicing rights and, due to the terms of the servicing agreements, any fair value assigned would not be material to the financial statements.

7.      INVESTMENT IN FEDERAL HOME LOAN BANK OF ATLANTA STOCK

                 The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta ("FHLB").  Member institutions are required to maintain capital stock based on two components.  The first component is a stock requirement that is equal to 0.09% of the member's total assets as of the preceding year end.  The second component is a stock requirement that is equal to 4.50% of the member's outstanding advances.

8.      PREMISES AND EQUIPMENT

                 Premises and equipment as of December 31, 2015 and 2014 are summarized by major classification as follows:

	As of December 31,		Useful Life
	2015	2014	in Years

Land	$8,512	$8,512	-
Building	400,387	400,387	20 - 45
Leasehold improvement	2,403	2,403	1 - 5
Furniture, fixtures and equipment	151,342	151,342	5 - 10
	562,644	562,644
Accumulated depreciation and
amortization	(498,084)	(483,775)

	$64,560	$78,869

                 For the years ended December 31, 2015 and 2014, depreciation expense was $14,309 and 16,359, respectively.

9.      DEPOSIT ACCOUNTS

                 Deposit accounts at December 31, 2015 and 2014 are summarized as follows:

	December 31,
	2015		2014
		Weighted		Weighted
		Average		Average
	Amount	Rate	Amount	Rate

Non-interest bearing	$9,813,195		$5,951,712
Money market accounts	1,027,098	0.20%	1,218,624	0.20%
NOW accounts	5,921,671	0.15%	5,184,948	0.15%
Passbook savings	96,950,202	0.52%	100,592,810	0.51%
Certificates of deposit	85,876,903	1.02%	107,782,485	1.27%

	$199,589,069		$220,730,579

                 The aggregate amount of time deposits with a minimum denomination of $250,000 was $9,722,403 and $12,664,704 at December 31, 2015 and 2014.

Scheduled maturities of time deposits at December 31, 2015 were as follows:

2016	$52,869,108
2017	18,181,791
2018	5,736,539
2019	3,716,519
2020	5,372,946

$85,876,903

                 At December 31, 2015 and 2014 deposits from directors, executive officers, stockholders and affiliated persons aggregated $5,048,383 (restated) and $3,987,211, respectively.

10.      ADVANCES FROM FEDERAL HOME LOAN BANK

                The Bank has access to financing programs (advances) from the Federal Home Loan Bank of Atlanta under a Blanket Floating Lien Agreement and/or a Specific Collateral Agreement.  Under the Blanket Floating Lien Agreement, a borrower can obtain advances equal to 75 percent of its entire residential (1-4 units) first mortgage loan portfolio.  Under the Specific Collateral Agreement, a borrower can obtain advances equal to 75 percent of residential (1-4 units) first mortgages; commercial mortgages; second mortgages; and other collateral.  There were no FHLB advances outstanding at December 31, 2015 and 2014. Amounts available for borrowing were $47,120,200 at December 31, 2015.

11.      RELATED PARTY TRANSACTIONS

                A director of the Bank is a member of a law firm, which serves as general counsel to the Bank. The firm regularly performs loan closing services for borrowers of the Bank.  During the year ended December 31, 2015, the law firm received approximately $52,561 from borrowers for legal services rendered in connection with loan closing and other services.

                The Bank services loans for one of its directors and his private entities for a fee of 1/2 of 1% of the principal balance of the loans.  At December 31, 2015, the loans had outstanding principal balances of approximately $3,477,667.  The Bank earned approximately $7,740  in fees relative to servicing these loans during the year ended December 31, 2015.

                 In the normal course of banking business, loans are made to officers and directors and their affiliated interests.  In the opinion of management, these loans are consistent with sound banking practices, are within regulatory lending limitations and do not involve more than the normal risk of collection.  Loans to such borrowers as of December 31, 2015 and 2014 are summarized as follows:

	2015	2014

Balance at beginning of year	$1,036,661	$1,102,051
New loans and advances	-	-
Repayments	(72,707)	(65,390)

Balance at end of year	$963,954	$1,036,661

12.      COMMITMENTS

               The Bank entered into an operating lease for the premises of its branch.  Rent expense for the years ended, December 31, 2015 and 2014 was $93,429 and $83,077, respectively. At December 31, 2015 the minimum rental commitment were as follows:

Years ending December 31:

2016	$34,476
2017	34,959
2018	25,857

                The Bank had obligations under irrevocable letters of credit at December 31, 2015  and 2014 totaling $1,142,013 and $1,403,000, respectively.

                Standby letters of credit are conditional commitments issued by the Bank guaranteeing performance by a customer to a third party.  Those guarantees are issued primarily to support private borrowing arrangements, generally limited to real estate transactions.  Unless otherwise noted, the standby letters of credit are not collateralized.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  The current amount of the liability at December 31, 2015 for guarantees under standby letters of credit is not material.

                 The Bank did not have any loan commitments not reflected in the accompanying consolidated financial statements at December 31, 2015.  The Bank had 1 loan committment not reflected in the accompanying consolidated financial statements at December 31, 2014 for $189,000 with a fixed rate of 5%.

13.      REGULATORY MATTERS (restated)

                 The Bank is subject to various regulatory capital administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possible discretionary, actions by the regulators that, if undertaken, could have a direct material effect on the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.  The Bank's capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors.

                 Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of tangible and core capital (as defined) to adjusted total assets (as defined).  Management believes, as of December 31, 2015, that the Bank meets all capital adequacy requirements to which it is subject.

                 As of December 31, 2015, the most recent notification from the regulators has categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set for in the table.  There are no conditions or events since that notification that management believes have changed the Bank's category.

                 The following table presents the Bank's capital position based on the December 31, 2015 and 2014 financial statements:

			To be Adequately Capitalized		To be Well Capitalized
			under Prompt		under Prompt
			Corrective Action		Corrective Action
	Actual		Provisions		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
December 31, 2015 (restated)
Common Equity Tier 1	$32,421	43.70%	3,339	4.5%	$4,823	6.5%

Tier 1 Capital to Risk
Weighted Assets	32,421	43.70	4,451	6.0	5,935	8.0

Total Capital to Risk
Weighted Assets	33,360	44.97	5,935	8.0	7,419	10.0

Tier 1 Leverage Capital to
Average Assets	32,421	14.63	8,864	4.0	11,080	5.0

			To be Adequately Capitalized		To be Well Capitalized
			under Prompt		under Prompt
			Corrective Action		Corrective Action
	Actual		Provisions		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
December 31, 2014 (restated)
Tier 1 Capital to Risk
Weighted Assets	32,351	34.78	3,721	4.0%	5,582	6.0%

Total Capital to Risk
Weighted Assets	33,522	36.04	7,441	8.0	9,301	10.0

Tier 1 Leverage Capital to
Average Assets	$32,351	12.56	10,303	4.0	12,879	5.0

                 Federal regulations limit the payment of dividends and other capital distributions by the Bank.  The Bank is able to pay dividends during a calendar year with regulatory approval to the extent of the greater of (i) an amount which will reduce by one-half its surplus capital ratio at the beginning of the year plus all its net income determined on the basis of generally accepted accounting principles for that calendar year or (ii) 75% of net income for the last four calendar quarters.

                 The Bank is restricted in paying dividends on its stock to the greater of the restrictions described in the preceding paragraph, or an amount that would reduce its stockholders' equity below its regulatory capital requirement or the accumulated bad debt deduction.

                 The Company anticipates distribution dividends each year in an amount sufficient to cover shareholder tax liabilities.

                 In April 2014, the Bank entered into a formal written agreement (the “agreement”) with the Office of the Comptroller of the Currency of the United States of America (the “OCC”) that required the Bank to improve management, Board oversight, and risk management practices. The Bank’s Board of Directors is required to establish a Compliance Committee, implement a detailed strategic plan, ensure competent management, enhance interest rate and investment portfolio risk management, develop problem loan action plans, enhance internal loan review, and adhere to a written program of policies and procedures to provide for compliance with the Bank Secrecy Act. The agreement also required the Bank’s Board of Directors to develop a program for ensuring the adequacy of the allowance for loan losses methodology. Management and the Board of Directors of the Bank has submitted all information, policies, and reporting to the OCC in accordance with the terms of the agreement.

14.      FAIR VALUE MEASUREMENTS (restated)

                 The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

                 The recent fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value, a reasonable point within the range, is most representative of fair value under current market conditions.

                 In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities that the Association has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2—Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3—Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

                 A financial instruments categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

                 Fair value of assets and liabilities measured on a recurring basis at December 31, 2015 and 2014 are as follows (dollars in thousands):

		Fair Value
		Measurements at Reporting Date Using
	Fair Value	(Level 1)	(Level 2)	(Level 3)
December 31, 2015
Investment securities available for sale
Municipal bonds	$325	$-	$325	$-
U.S. Government and federal agencies securities	19,016	-	19,016	-
Corporate securities	5,028	-	5,028	-
Foreign Government bonds	3,500	-	3,500	-
Residential mortgage-backed securities	30,873	-	30,873	-
Marketable equity securities	486	486	-	-

Total investment securities available for sale	$59,228	$486	$58,742	$-

December 31, 2014
Investment securities available for sale
Municipal bonds	$565	$-	$565	$-
U.S. Government and federal agencies securities	53,785	-	53,785	-
Corporate securities	5,064	-	5,064	-
Foreign Government bonds	3,000	-	3,000	-
Residential mortgage-backed securities	39,924	-	39,924	-
Marketable equity securities	414	414	-	-

Total investment securities available for sale	$102,752	$414	$102,338	$-

                 Fair value of assets and liabilities measured on a nonrecurring basis at December 31, 2015 and 2014 are as follows (dollars in thousands):

		Fair Value
		Measurements at Reporting Date Using
	Fair Value	(Level 1)	(Level 2)	(Level 3)
December 31, 2015
Impaired loans
Loans secured by real estate	$9,252	$-	$9,252	$-
Commercial loans	12	-	12	-
Consumer loans	-	-	-	-

Total impaired loans	$9,264	$-	$9,264	$-

Real estate owned	$-	$-	$-	$-

December 31, 2014
Impaired loans
Loans secured by real estate	$12,203	$-	$12,203	$-
Commercial loans	14	-	14	-
Consumer loans	-	-	-	-

Total impaired loans	$12,217	$-	$12,217	$-

Real estate owned	$147	$-	$147	$-

                 As of December 31, 2015 impaired loans with unpaid balances of $11,964,128 have been written down to their fair value of $9,263,924, resulting in an impairment charge of $2,700,204, which is included as a partial charge off or specific reserve in the allowance for loan losses. As of December 31, 2014 impaired loans with unpaid balances of $14,383,600 have been written down to their fair value of $12,216,654, resulting in an impairment charge of $2,166,946, which is included as a partial charge off or specific reserve in the allowance for loan losses.  As of December 31, 2015, there was no real estate owned.  As of December 31, 2014, real estate owned with a carrying amount of $147,000 approximated its fair value.

                 GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments.  Accounting guidance excludes certain financial and non financial instruments from its disclosure requirements.  Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

                 Assets:  The carrying amounts of cash and cash equivalents reported in the statements of financial condition approximate those assets’ fair values. Fair values for investment securities are based on quoted market prices, where available.  If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.  For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.  The carrying amount of accrued interest receivable approximates its fair value.  The carrying amount of Federal Home Loan Bank of Atlanta stock is a reasonable estimate of fair value based on redemption provisions of the FHLB.

                 Liabilities:  The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates fair value.

                 The following table presents the carrying amount and respective fair value of financial instruments as of December 31, 2015 and 2014 (dollars in thousands):

	December 31,		December 31,
	2015		2014
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
	(restated)	(restated)	(restated)	(restated)
Assets:
Cash and cash equivalents	$92,473	$92,473	$70,421	$70,421
Interest bearing time deposits	26,346	26,292	15,869	15,782
Investment securities available for sale	59,228	59,228	102,752	102,752
Loans receivable, net	61,985	61,533	70,687	72,446
Federal Home Loan Bank of Atlanta
stock	231	231	265	265
Accrued interest receivable	503	503	746	746

Liabilities
Deposits	199,589	199,250	220,731	220,239
Advances by borrowers	384	384	387	387
Other liabilities	2,456	2,456	1,723	1,723

14.      SUBSEQUENT EVENTS

                 On December 18, 2015 the Company entered into definitive merger agreement that provides for the acquisition of Hopkins Bancorp, Inc. by Bay Bancorp, Inc. Pursuant to the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, Hopkins Bancorp, Inc. will be merged with and into Bay Bancorp, Inc., with Bay Bancorp, Inc. surviving the merger. Immediately after the merger, Hopkins Federal Savings Bank will merge with and into Bay Bank, FSB, with Bay Bank, FSB as the surviving federal savings bank.  The merger closed in the July 8, 2016.

                 Under the terms of the merger agreement, Bay Bancorp, Inc. acquired the outstanding shares of Hopkins Bancorp, Inc. common stock for cash equal to 105% of Hopkins Bancorp, Inc.’s tangible book value as of the closing, after giving effect to a proposed $16.0 million cash dividend paid to the stockholders of Hopkins Bancorp, Inc. immediately prior to closing and the payment by Hopkins Bancorp, Inc. of its expenses related to the proposed merger.

                 Subsequent events have been evaluated for potential recognition and/or disclosure through the date of the Independent Auditors' Report, March 31, 2017, which is the date these financial statements were available to be issued.

HOPKINS BANCORP, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2016

HOPKINS BANCORP, INC. AND SUBSIDIARIES

HOPKINS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,
	2016	December 31,
	(unaudited)	2015
ASSETS
Cash and due from banks	$100,889,042	$83,770,565
Interest bearing deposits in other banks	3,458,892	8,702,452
Total Cash and Cash Equivalents	104,347,934	92,473,017

Interest-bearing time deposits	23,937,833	26,346,318
Investment securities available for sale, at fair value	41,968,797	59,228,128

Loans receivable	58,039,574	62,608,967
Less: Allowance for loan losses	(359,529)	(623,766)
Loans, net	57,680,045	61,985,201

Investments in joint ventures	15,338	14,706
Accrued interest receivable	393,887	502,510
Federal Home Loan Bank of Atlanta Stock, at cost	212,100	230,900
Premises and equipment, net	58,966	64,560
Other assets	152,363	184,651
Total Assets	$228,767,263	$241,029,991

LIABILITIES
Non-interest bearing deposits	$7,554,631	$9,813,195
Interest bearing deposits	178,404,509	189,775,874
Total Deposits	185,959,140	199,589,069

Advances by borrowers for taxes and insurance	1,069,749	384,405
Other liabilities	3,199,112	2,455,681
Total Liabilities	190,228,001	202,429,155

STOCKHOLDERS’ EQUITY
Common stock, par value $1, authorized 2,000,000 shares, issued and outstanding 241,552 shares as of June 30, 2016 and December 31, 2015, respectively.	241,552	241,552
Paid-in capital	1,958,901	1,958,901
Retained earnings	34,650,846	34,674,033
Accumulated other comprehensive income	1,606,020	1,532,370
Total controlling interest	38,457,319	38,406,856
Non-controlling interest	81,943	193,980
Total Stockholders' Equity	38,539,262	38,600,836
Total Liabilities and Stockholders' Equity	$228,767,263	$241,029,991

See accompanying notes to unaudited consolidated financial statements.

HOPKINS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
INTEREST INCOME
Loans receivable, including fees	$921,762	$971,811	$1,779,795	$2,004,047
Mortgage-backed securities	234,885	301,001	481,845	626,986
Interest bearing deposits and other securities	231,551	320,864	502,192	682,518
Total Interest Income	1,388,198	1,593,676	2,763,832	3,313,551

INTEREST EXPENSE, DEPOSITS	331,130	432,253	665,848	884,416
Net Interest Income	1,057,068	1,161,423	2,097,984	2,429,135

Recovery of provision for loan losses	(313,285)	(68,000)	(431,148)	(68,000)
Net interest income after provision for loan losses	1,370,353	1,229,423	2,529,132	2,497,135

NONINTEREST INCOME
Late charges	19,296	15,438	33,870	30,441
Other non-interest income	149,351	237,535	264,937	358,492
Total Non-interest Income	168,647	252,973	298,807	388,933

NONINTEREST EXPENSES
Employee compensation and benefits	1,167,355	687,601	1,855,299	1,321,726
Premises and occupancy costs	55,844	57,637	97,486	115,232
Data processing expense	54,756	56,040	101,158	105,663
Insurance expense	80,871	81,245	149,620	169,297
Supervisory examination expense	31,565	33,224	64,001	67,491
Professional fees	121,034	46,888	176,850	93,850
Consulting fees	3,588	5,893	6,573	35,020
Other expenses	116,108	191,647	274,736	318,913
Total Non-interest Expenses	1,631,121	1,160,175	2,725,723	2,227,192
NET (LOSS) INCOME	(92,121)	322,221	102,216	658,876
Less net income attributable to non-controlling interest	(38,175)	(88,862)	(81,943)	(195,333)
NET (LOSS) INCOME ATTRIBUTABLE TO HOPKINS BANCORP, INC.	$(130,296)	$233,359	$20,273	$463,543

BASIC (LOSS) EARNINGS PER SHARE	$(0.54)	$0.97	$0.08	$1.92

See accompanying notes to unaudited consolidated financial statements

HOPKINS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income attributable to Hopkins Bancorp, Inc.	$(130,296)	$233,359	$20,273	$463,543

Other comprehensive income:
Unrealized gain (loss) on investment securities available for sale	154,507	429,370	73,650	(292,171)
Comprehensive income	$24,211	$662,729	$93,923	$171,372

See accompanying notes to unaudited consolidated financial statements

HOPKINS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Six Months Ended June 30, 2016 and 2015 (unaudited)

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive	Non-controlling
	Stock	Capital	Earnings	Income (Loss)	Interest	Total
Balance December 31, 2014	$241,552	$1,958,901	$34,755,790	$1,902,407	$181,702	$39,040,352

Net income	—	—	463,543	—	195,333	658,876
Net unrealized gain on
investment securities
available for sale	—	—	—	(292,171)	—	(292,171)
Net change in
noncontrolling interest	—	—	—	—	(264,422)	(264,422)
S Corporation distributions	—	—	(20,480)	—	—	(20,480)
Balance June 30, 2015	241,552	1,958,901	35,198,853	1,610,236	112,613	39,122,155

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive	Non-controlling
	Stock	Capital	Earnings	Income	Interest	Total
Balance December 31, 2015	$241,552	$1,958,901	$34,674,033	$1,532,370	$193,980	$38,600,836

Net income	—	—	20,273	—	81,943	102,216
Net unrealized gain on
investment securities
available for sale	—	—	—	73,650	—	73,650
Net change in
noncontrolling interest	—	—	—	—	(193,980)	(193,980)
S Corporation distributions	—	—	(43,460)	—	—	(43,460)
Balance June 30, 2016	$241,552	$1,958,901	$34,650,846	$1,606,020	$81,943	$38,539,262

See accompanying notes to unaudited consolidated financial statements

HOPKINS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2016	2015

Cash flows from operating activities:
Net income	$102,216	$658,876
Adjustments to reconcile net income to net cash provided by operating activities:
Net amortization of premiums and discounts	(8,973)	(20,362)
Net loss from investment in joint ventures	(4,478)	9,959
Net change in noncontrolling interest	(193,980)	(264,422)
Recovery of provision for losses on loans	(431,148)	(68,000)
Net accretion of deferred loan fees	18,317	46,965
Depreciation and amortization	5,594	7,155
Net decrease in accrued interest receivable	108,623	141,328
Decrease in other assets	32,288	107,724
Increase in other liabilities	743,432	934,717
Net cash provided by operating activities	371,891	1,553,940

Cash flows from investing activities:
Net change in interest bearing time deposits	2,408,485	(4,885,131)
Purchase of investment securities available for sale	(2,500,000)	(12,500,000)
Proceeds from maturities and calls of investment securities available for sale	16,581,081	27,238,000
Principal repayments on mortgage-backed securities	3,260,872	4,587,878
Proceeds from sale of investment in joint ventures	—	207,656
Net decrease in loans	4,717,987	3,490,932
Redemption of Federal Home Loan Bank of Atlanta stock	18,800	34,500
Distributions from investment in joint ventures, net	3,846	15,385
Net cash provided by investing activities	24,491,071	18,189,220

Cash flows from financing activities:
Net decrease in deposits	(13,629,929)	(12,026,114)
Net decrease in advances by borrowers for taxes and insurance	685,344	668,031
S Corporation distributions	(43,460)	(20,480)
Net cash used in financing activities	(12,988,045)	(11,378,563)

Net increase in cash and cash equivalents	11,874,917	8,364,597
Cash and cash equivalents at beginning of period	92,473,017	70,420,546
Cash and cash equivalents at end of period	$104,347,934	$78,785,143

Supplemental Disclosures of Cash Flow information:
Interest paid	$884,399	$666,018

See accompanying notes to unaudited consolidated financial statements

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Hopkins Bancorp, Inc., a Unitary Non-diversified Thrift Holding Company, provides through its subsidiary, Hopkins Federal Savings Bank (the "Bank"), the acceptance of deposits from the general public using the proceeds for investments and loan originations. The Bank is subject to competition from other financial institutions. The Bank is also subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities. The principal business activities of Hopkins Financial Corporation are the origination and sale of mortgage loans and investment in consumer loans. The principal business activity of Encore Mortgage, Inc. is brokering mortgage loans. Hopkins Properties, Inc. brokers mortgage loans and holds real estate assets obtained through foreclosure. HPI, LLC's primary business activity is the management and disposal of real estate acquired through foreclosure. iReverse Home Loans, LLC brokers reverse mortgage loans.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Hopkins Bancorp, Inc. and its wholly owned subsidiaries (the "Company"), HPI, LLC and Hopkins Federal Savings Bank, including its wholly-owned subsidiaries, Hopkins Financial Corporation, Hopkins Properties, Inc., Encore Mortgage, Inc., and its majority owned subsidiary iReverse Home Loans, LLC. All material intercompany transactions and accounts have been eliminated.

Basis of Financial Statement Presentation, Interim Financial Statements and Use of Estimates

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. The interim condensed consolidated financial statements and related notes presented have been prepared by the Company, are unaudited, and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of the Company's financial position

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of foreclosed assets, and the evaluation of other than temporary impairment.

While management uses available information to recognize losses on loans and foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Concentrations of Credit Risk

Most of the Company's activities are with customers located within the Baltimore Metropolitan Area. The Company does not have any significant concentrations with any one industry or customer. Cash balances in other banks at times exceed federally insured amounts. The Company minimizes this risk by utilizing well-established and reputable institutions.

Investment Securities

The Company classifies its investment securities as either held to maturity or available for sale. Held to maturity securities are those securities which the Company has the positive intention and ability to hold to maturity and, therefore, carries those items at cost adjusted for the amortization of premium and the accretion of discount. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

All securities not included in held to maturity are classified as available for sale. Available for sale securities are recorded at fair value. Unrealized holding gains and losses on the available for sale securities are excluded from earnings and are included in other comprehensive income. Realized gains (losses) on available for sale securities are included in other income and, when applicable, are reported as a reclassification adjustment in other comprehensive income. Realized gains and losses on sales of securities are determined using the specific identification method.

Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. In estimating other than temporary impairment losses for equity securities, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. In estimating other than temporary impairment losses for debt securities, management considers whether the Company (1) has the intent to sell the security, or (2) will more likely than not be required to sell the security before its anticipated recovery, or (3) will suffer a credit loss as the present value of the cash flows is expected to be collected from the security are less than its amortized cost basis.

Restricted Stock Investments

The Bank, as a member of the Federal Home Loan Bank System, is required to maintain an investment in capital stock of the Federal Home Loan Bank of Atlanta (“FHLB”) in varying amounts based on balances of outstanding home loans and on amounts borrowed from the FHLB. Because no ready market exists for this stock and it has no quoted market value, the Bank’s investment in this stock is carried at cost.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Company generally amortizes these amounts over the contractual life of the loan using the interest method.

The accrual of interest is discontinued when the contractual payment of principal or interest becomes 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status, if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current or prior years is reversed. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

The Company services loans for others and pays the participant its share of the Company's collections, net of a stipulated servicing fee. Loan servicing fees are credited to income when earned and servicing costs are charged to expense as incurred.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged to income. Loans deemed to be uncollectible are charged against the allowance for loan losses when management believes the uncollectability of the loan balance is confirmed, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that typically are classified as either doubtful or substandard. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral, if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are subject to a restructuring agreement.

The Company’s charge off policy states that after all collection efforts have been exhausted, the loan is deemed to be a loss and the loss amount has been determined, the loss amount will be charged to the Company’s established allowance for loan losses. Loans secured by real estate, either residential or commercial, are evaluated for loss potential at the 60 day past due threshold. At 90 days past due the loan is placed on nonaccrual status and a specific reserve is established if the net realizable value is less than the principal value of the loan balance. Once the actual loss value has been determined a charge off for the amount of the loss is recognized. Each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss. Unsecured loans are charged off at the 90 day past due threshold or when an actual loss has been determined.

In situations where, for economic or legal reasons related to a borrowers' financial difficulties, the Company grants a concession for other than an insignificant period of time to the borrower that the Company would not otherwise consider, the related loan is classified as a troubled debt restructuring (TDR). These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where the Company grants the borrower new terms that provide for a reduction of either interest or principal, the Company measures any impairment on the restructuring as previously noted for impaired loans.

Investments in Joint Ventures

Investments in joint ventures are accounted for using the equity method. The total investment in joint ventures at June 30, 2016 and December 31, 2015 is not considered material to the consolidated financial statements as a whole.

Real Estate Owned

Real estate owned is composed of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure. Foreclosed assets initially are recorded at fair value net of estimated selling costs at the date of foreclosure, establishing a new cost basis. If the fair value is less than the related loan balance at the time of acquisition, a charge against the allowance for loan losses is recorded. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of the carrying amount or fair value minus estimated costs to sell. Revenues and expenses from operations and changes in the valuation allowance are included in other expenses in noninterest expenses on the statement of income.

Premises and Equipment

Land is carried at cost. Buildings and equipment are carried at cost less accumulated depreciation computed by the use of the straight line method over the estimated useful lives of the assets. Additions and improvements are capitalized and charges for repairs and maintenance are expensed as incurred. The related cost and accumulated depreciation are eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Off Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the statement of financial condition when they are funded.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs totaled $604 and $1,228 for the three- and six-month periods ended June 30, 2016. Advertising costs totaled $1,886 and $6,873 for the three- and six-month periods ended June 30, 2015.

Income Taxes

Effective January 1, 2004 the Company elected S Corporation status. As an S Corporation, consolidated earnings are attributable to the Company’s stockholders and are taxed at the stockholder level. The Company files consolidated income tax returns with its subsidiaries. Management of the Company considers the likelihood of changes by taxing authorities in its filed income tax returns and recognizes a liability for or discloses potential significant changes that management believes are more likely than not to occur upon examination by tax authorities, including changes to the Company’s status as an S-Corporation. Management has not identified any uncertain tax positions in filed income tax returns that require recognition or disclosure in the accompanying financial statements.

Earnings Per Share

The Company has a simple capital structure. Basic earnings per share are computed based upon the weighted average number of shares outstanding during the period. The weighted average number of shares used to compute earnings per share totaled 241,552 for the three- and six-month periods ended June 30, 2016 and 2015.

Statement of Cash Flows

Cash and cash equivalents in the statement of cash flows include cash and due from banks, federal funds sold, and interest bearing deposits in other banks with an original maturity of ninety days or less.

Comprehensive Income

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. However, certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the stockholders' equity section of the consolidated statement of financial condition. Such items, along with net income, are components of comprehensive income.

NOTE 2 – EXPLANATORY NOTE REGARDING RESTATEMENT

As disclosed in Bay Bancorp Inc.’s Form 10-Q filed on November 21, 2016, on July 8, 2016, Hopkins merged with Bay Bancorp, Inc. and the Bank became aware of a former Hopkins employee alleged embezzlement of up to $1.48 million from Hopkins Federal deposit accounts in the years before the Hopkins Merger. In addition, in review of reports for Hopkins Bancorp, Inc., for the fiscal years ended December 31, 2014 and 2015, it was determined that Hopkins Federal’s Allowance for Loan Loss was overstated during those periods in the consolidated financial statements. As Hopkins Bancorp, Inc. was a privately owned company and the financial statements of Hopkins were adjusted to fair value after the Hopkins Merger, this restatement applies only to this 8-K/A and has no impact to the reports of Bay Bancorp and their Form 10-Q filed November 21, 2016 or Form 10-K for fiscal year ended December 31, 2016 to be filed by March 31, 2017.

This Form 8-K/A for the combined Bay Bancorp and Hopkins Bancorp for the 3- and 6- months ended June 30, 2016 includes restatement of the Hopkins Bancorp consolidated balance sheets and related consolidated statements of operations, shareholder’s equity and cash flows for the fiscal years ended December 31, 2014 and 2015 as well as revised quarterly results of operations for the periods ended June 30, 2015 and 2016. Hopkins Bancorp was a privately owned company and as such did not provide interim financial statements which are used in this 8-K/A. The prior period restatements were discovered in connection with the research of the alleged embezzlement and during the review on the support for Hopkins Bancorp’s consolidated financial statements for the fiscal year ended December 31, 2014 and 2015. The alleged embezzlement results in the recording of a loss, a decrease in retained earnings and increase in other liabilities through June 30, 2016, while the restatement of allowance of loan loss, reduces provision for loan loss in 2014 and results in a decrease to the allowance for loan loss and increase to retained earnings for 3- and 6- month periods ended June 30, 2016 and the fiscal years ended December 31, 2014 and 2015. The cumulative effect of the restatements on the combined statements is as follows: Decrease in provision for loan loss by $900,000 for the year ended December 31, 2014. An increase to misappropriation loss by $82,000 and $149,000 for the 3- and 6 months ended June 30, 2014 and $265,000 for the 12 months ended December 31, 2014. An increase to misappropriation loss by $51,000 and $106,000 for the 3- and 6 months ended June 30, 2015 and $229,000 for the 12 months ended December 31, 2015. An increase to misappropriation loss by $59,000 and $150,000 for the 3- and 6 months ended June 30, 2016. The cumulative effect on the balance sheet is a decrease to allowance for loan loss by $1,200,000 for December 31, 2014 and 2015 and June 30, 2016. An increase to other liabilities for $1,082,000 for December 31, 2014, $1,312,000 for December 31, 2015 and $1,462,000 for June 30, 2016. An increase to retained earnings of $118,000 at December 31, 2014, a decrease to retained earnings of $112,000 at December 31, 2015 and a decrease to retained earnings of $262,000 at June 30, 2016.

We believe that presenting all of this information regarding the restated Hopkins Bancorp, Inc. in the 8-K/A allows investors to review all pertinent data in a single presentation. We have not and will not file amendments to Bay Bancorp’s annual or quarterly reports for fiscal years ended December 31, 2014 and 2015 or quarterly reports for the quarterly periods ended June 30, 2016 or September 30, 2016 or the preliminary earnings release for the quarterly periods ended September 30, 2016 or for December 31, 2016 furnished on Form 8-K filed on November 14, 2016 and January 30, 2017, respectively.

NOTE 3 – INVESTMENT SECURITIES

At June 30, 2016 and December 31, 2015, the amortized cost and estimated fair value of the Company’s investment securities portfolio are summarized as follows:

Available for Sale	Amortized	Gross Unrealized		Estimated
June 30, 2016	cost	Gains	Losses	Fair Value
Municipal bonds	$325,150	$1,306	$—	$326,456
U.S. Government and federal agencies securities	6,500,000	2,260	(1,160)	6,501,100
Corporate securities	3,498,524	42,226	—	3,540,750
Foreign government bonds	3,500,000	—	—	3,500,000
Residential mortgage-backed securities	26,339,293	1,213,747	(36,274)	27,516,766
Marketable equity securities	199,810	383,915	—	583,725
Totals	$40,362,777	$1,643,454	$(37,434)	$41,968,797

Available for Sale	Amortized	Gross Unrealized		Estimated
December 31, 2015	cost	Gains	Losses	Fair Value
Municipal bonds	$325,198	$140	$—	$325,338
U.S. Government and federal agencies securities	19,081,080	596	(65,990)	19,015,686
Corporate securities	4,992,763	35,547	—	5,028,310
Foreign government bonds	3,500,000	—	—	3,500,000
Residential mortgage-backed securities	29,596,912	1,424,106	(148,176)	30,872,842
Marketable equity securities	199,810	286,142	—	485,952
Totals	$57,695,763	$1,746,531	$(214,166)	$59,228,128

Information pertaining to securities with gross unrealized losses at June 30, 2016 and December 31, 2015, aggregated by investment category and length of time that individual securities have been in a continuous loss position are as follows:

	Less than 12 months		12 months or longer
Available for sale	Fair	Unrealized	Fair	Unrealized
June 30, 2016	Value	Losses	Value	Losses
U.S. Government and federal agencies securities (1 security)	$—	—	$998,840	$(1,160)
Residential mortgage-backed securities (4 securities)	—	—	4,215,144	(36,274)
Totals	$—	$—	$5,213,984	$(37,434)

	Less than 12 months		12 months or longer
Available for sale	Fair	Unrealized	Fair	Unrealized
December 31, 2015	Value	Losses	Value	Losses
U.S. Government and federal agencies securities (10 securities)	$6,980,890	$(19,110)	$5,953,120	$(46,880)
Residential mortgage-backed securities (4 securities)	—	—	4,383,714	(148,176)
Totals	$6,980,890	$(19,110)	$10,336,834	$(195,056)

The Company has the intent to hold the securities classified as available for sale for a period of time sufficient for a recovery of cost and will not more likely than not be required to sell the securities before their anticipated recovery. The fair value is expected to recover as the debt securities approach their maturity date or repricing date. The unrealized losses that exist are the result of market changes in interest rates since original purchase and management does not believe any of the securities are impaired due to reasons of credit quality. Accordingly, as of June 30, 2016, management believes the impairment is temporary and no impairment loss has been realized in the Company's consolidated statements of income.

The amortized cost and fair value of debt securities by contractual maturity at June 30, 2016 is as follows:

	Available for Sale
	Amortized	Fair
	Cost	Value

Due one year or less	$998,524	$1,017,500
Due from one year to five years	12,325,150	12,350,706
Due from five years to ten years	500,000	500,100
Residential mortgage-backed	26,339,293	27,516,766
	$40,162,967	$41,385,072

NOTE 4 – LOANS RECEIVABLE

Loans receivable at June 30, 2016 and December 31, 2015 are summarized as follows:

	June 30,	December 31,
	2016	2015
Loans secured by real estate	$61,088,370	$63,197,470
Loans secured by deposit accounts	410,191	372,849
Commercial lines of credit and consumer loans	2,223,921	3,623,674
	63,722,482	67,193,993
Less undisbursed portion of loans in process	5,496,031	4,416,466
Total loans	58,226,451	62,777,527
Less deferred loan fees, net	186,877	168,560
Less: allowance for Loan Losses	359,529	623,766
Total loans, net	$57,680,045	$61,985,201

The Company segregates, and evaluates, its loan portfolio into three loan segments consisting of loans secured by real estate, loans secured by deposit accounts, and commercial lines of credit and consumer loans.

Loans secured by real estate consist of a mixture of fixed and adjustable rate residential first and second lien mortgage loans and multifamily loans all of which are secured by residential properties. Some longer term lower rate originated 1-4 family loans are sold into the secondary market. Real estate mortgage loans are secured by real property. Commercial real estate loans include loans secured by office buildings, schools, retail stores and other property located in or near our market area. These loans are originated based on the borrowers' ability to service the debt and secondarily based on the fair value of the underlying collateral and can be owner occupied or non-owner occupied commercial real estate loans. Construction loans include residential real estate loans and are typically for pre-sold properties and, on a very limited basis, for speculative residential properties. The terms of these loans are generally short term. Land development loans include loans to develop residential properties.

Loans secured by deposit accounts consist of loans to customers using their Hopkins Federal savings accounts as collateral.

Commercial lines of credit and consumer loans consist of loans to small and medium sized businesses including professional associations, retail trade, and manufacturing. Commercial loans are originated within the Company's market area and underwritten based upon the borrower's ability to service debt from the business's underlying cash flows. As a general practice, the Company obtains collateral such as Indemnity Deed of Trusts or other assets although such loans may be uncollateralized but guaranteed by borrower's principals.

NOTE 5 – ALLOWANCE FOR LOAN LOSSES

The Company has had an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio. Each class of loan requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment. The Company uses an internally developed model for this process which requires the use of judgment in establishing input metrics.

Reflected in the portions of the allowance previously described is an amount for imprecision or uncertainty that incorporates the range of probable outcomes inherent in estimates used for the allowance, which may change from period to period. This amount is the result of management's judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Company's view of risk in each loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net income.

The following table presents, by portfolio segment, the changes in the allowance for loan losses for the three- and six-month periods ended June 30, 2016.

Three Months Ended June 30:	Secured by	Secured by	Commercial Lines of
	Real Estate	Deposit Accounts	Credit and Consumer	Total
Allowance for credit losses:
Beginning balance	$489,023	$5,323	$128,020	$622,366
Charge-offs	(111,301)	—	—	(111,301)
Recoveries	161,749	—	—	161,749
Recovery of Provisions	(313,285)	—	—	(313,285)
Ending balance	$226,186	$5,323	$128,020	$359,529

Six Months Ended June 30:	Secured by	Secured by	Commercial Lines of
	Real Estate	Deposit Accounts	Credit and Consumer	Total
Allowance for credit losses:
Beginning balance	$490,423	$5,323	$128,020	$623,766
Charge-offs	(111,301)	—	—	(111,301)
Recoveries	278,006	—	—	278,006
Recovery of Provisions	(430,942)	—	—	(430,942)
Ending balance	$226,186	$5,323	$128,020	$359,529

The following table presents, by portfolio segment, the recorded investment in loans as of June 30, 2016:

	Secured by	Secured by	Commercial Lines of
June 30, 2016	Real Estate	Deposit Accounts	Credit and Consumer	Total
Loans individually
evaluated for impairment	$8,306,877	$—	$12,511	$8,319,388
Loans collectively
evaluated for impairment	47,293,236	410,191	2,203,636	49,907,063
Totals	$55,600,113	$410,191	$2,216,147	$58,226,451

The following table provides information on the activity in the allowance for loan losses by the respective loan portfolio segment for the three- and six-month periods ended June 30, 2015:

Three Months Ended June 30:	Secured by	Secured by	Commercial Lines of
	Real Estate	Deposit Accounts	Credit and Consumer	Total
Allowance for loan losses:
Beginning balance	$476,536	$5,323	$128,020	$609,879
Charge-offs	(8,672)	—	—	(8,672)
Recoveries	70,892	—	—	70,892
Provision	(68,000)	—	—	(68,000)
Ending balance	$470,756	$5,323	$128,020	$604,099

Six Months Ended June 30:	Secured by	Secured by	Commercial Lines of
	Real Estate	Deposit Accounts	Credit and Consumer	Total
Allowance for loan losses:
Beginning balance	$514,776	$5,323	$128,020	$648,119
Charge-offs	(91,972)	—	—	(91,972)
Recoveries	115,952	—	—	115,952
Provision	(68,000)	—	—	(68,000)
Ending balance	$470,756	$5,323	$128,020	$604,099

The following table presents, by portfolio segment, the recorded investment in loans as of December 31, 2015:

	Secured by	Secured by	Commercial Lines of
December 31, 2015	Real Estate	Deposit Accounts	Credit and Consumer	Total
Loans individually
evaluated for impairment	$9,428,821	$—	$13,504	$9,442,325
Loans collectively
evaluated for impairment	50,145,183	372,849	2,817,170	53,335,202
Totals	$59,574,004	$372,849	$2,830,674	$62,777,527

The following table presents, by portfolio segment, the credit risk profile by internally assigned grade as of June 30, 2016:

			Commercial
		Secured by	Lines of
	Secured by	Deposit	Credit and
June 30, 2016	Real Estate	Accounts	Consumer	Total
Non-classified	$47,886,389	$410,191	$2,203,636	$50,500,216
Special mention	1,135,830	—	—	1,135,830
Substandard	5,753,292	—	—	5,753,292
Doubtful	837,113	—	—	837,113
Total	$55,612,624	$410,191	$2,203,636	$58,226,451

The following table presents, by portfolio segment, the credit risk profile by internally assigned grade as of December 31, 2015:

			Commercial
		Secured by	Lines of
	Secured by	Deposit	Credit and
December 31, 2015	Real Estate	Accounts	Consumer	Total
Non-classified	$50,278,654	$372,849	$2,830,674	$53,482,177
Special mention	1,162,390	—	—	1,162,390
Substandard	7,219,134	—	—	7,219,134
Doubtful	913,826	—	—	913,826
Total	$59,574,004	$372,849	$2,830,674	$62,777,527

•	Special Mention - A Special Mention asset has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution's credit position at some future date. Special Mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

•	Substandard - Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected.

•	Doubtful - Loans classified Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

•	Loss - Loans classified Loss are considered uncollectible and of such little value that their continuance as assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be effected in the future.

The following table presents, by portfolio segment, impaired loans as of June 30, 2016 and for the three- and six-month periods ended June 30, 2016:

	As of June 30, 2016
		Secured by	Commercial
	Secured by	Deposit	Lines of Credits
	Real Estate	Accounts	and Consumer	Total
With no related allowance recorded:
Recorded investment	$7,505,152	$—	$—	$7,505,152
Unpaid principal balance	10,048,625	—	36,764	10,085,389
Average recorded investment	7,581,790	—	—	7,581,790

	For the Three Months Ended			For the Six Months Ended
	June 30, 2016			June 30, 2016
		Commercial			Commercial
	Secured by	Lines of Credits		Secured by	Lines of Credits
	Real Estate	and Consumer	Total	Real Estate	and Consumer	Total
Interest income that would
have been recognized	$227,390	$414	$227,804	$455,328	$844	$456,172
Interest income recognized	151,824	414	152,238	298,291	844	299,135
Interest income foregone	75,566	—	75,566	157,037	—	157,037

	As of June 30, 2016
		Secured by	Commercial
	Secured by	Deposit	Lines of Credits
	Real Estate	Accounts	and Consumer	Total
With an allowance recorded:
Recorded investment	$859,884	$—	$12,511	$872,395
Unpaid principal balance	913,546	—	12,511	926,057
Related allowance	176,741	—	1,066	177,807
Average recorded investment	871,639	—	13,007	884,646

	For the Three Months Ended			For the Six Months Ended
	June 30, 2016			June 30, 2016
		Commercial			Commercial
	Secured by	Lines of Credits		Secured by	Lines of Credits
	Real Estate	and Consumer	Total	Real Estate	and Consumer	Total
Interest income that would
have been recognized	$13,825	$249	$14,074	$36,999	$507	$37,506
Interest income recognized	12,126	249	12,375	31,363	507	31,870
Interest income foregone	1,699	—	1,699	5,636	—	5,636

	As of June 30, 2016
		Secured by	Commercial
	Secured by	Deposit	Lines of Credits
	Real Estate	Accounts	and Consumer	Total
Total
Recorded investment	$8,365,036	$—	$12,511	$8,377,547
Unpaid principal balance	10,962,171	—	49,275	11,011,446
Related allowance	176,741	—	1,066	177,807
Average recorded investment	8,453,429	—	13,007	8,466,436

	For the Three Months Ended			For the Six Months Ended
	June 30, 2016			June 30, 2016
		Commercial			Commercial
	Secured by	Lines of Credits		Secured by	Lines of Credits
	Real Estate	and Consumer	Total	Real Estate	and Consumer	Total
Interest income that would
have been recognized	$241,215	$663	$241,878	$492,327	$1,351	$493,678
Interest income recognized	163,950	663	164,613	329,654	1,351	331,005
Interest income foregone	77,265	—	77,265	162,673	—	162,673

The following table presents, by portfolio segment, impaired loans as of December 31, 2015 and for the three- and six-month periods ended June 30, 2015:

	As of December 31, 2015
		Secured by	Commercial
	Secured by	Deposit	Lines of Credits
	Real Estate	Accounts	and Consumer	Total
With no related allowance recorded:
Recorded investment	$8,555,735	$—	$—	$8,555,735
Unpaid principal balance	11,045,131	—	—	11,045,131
Average recorded investment	11,276,100	—	—	11,276,100

	For the Three Months Ended			For the Six Months Ended
	June 30, 2015			June 30, 2015
		Commercial			Commercial
	Secured by	Lines of Credits		Secured by	Lines of Credits
	Real Estate	and Consumer	Total	Real Estate	and Consumer	Total
Interest income that would
have been recognized	$183,785	$500	$184,285	$462,610	$991	$463,601
Interest income recognized	154,940	500	155,440	375,511	991	376,502
Interest income foregone	28,845	—	28,845	87,099	—	87,099

	As of December 31, 2015
		Secured by	Commercial
	Secured by	Deposit	Lines of Credits
	Real Estate	Accounts	and Consumer	Total
With an allowance recorded:
Recorded investment	$873,086	$—	$13,504	$886,590
Unpaid principal balance	905,493	—	13,504	918,997
Related allowance	177,295	—	1,106	178,401
Average recorded investment	915,630	—	14,440	930,070

	For the Three Months Ended			For the Six Months Ended
	June 30, 2015			June 30, 2015
		Commercial			Commercial
	Secured by	Lines of Credits		Secured by	Lines of Credits
	Real Estate	and Consumer	Total	Real Estate	and Consumer	Total
Interest income that would
have been recognized	$16,178	$198	$16,376	$32,430	$289	$32,719
Interest income recognized	15,088	198	15,286	27,812	289	28,101
Interest income foregone	1,090	—	1,090	4,618	—	4,618

	As of December 31, 2015
		Secured by	Commercial
	Secured by	Deposit	Lines of Credits
	Real Estate	Accounts	and Consumer	Total
Total
Recorded investment	$9,428,821	$—	$13,504	$9,442,325
Unpaid principal balance	11,950,624	—	13,504	11,964,128
Related allowance	177,295	—	1,106	178,401
Average recorded investment	12,191,730	—	14,440	12,206,170

	For the Three Months Ended			For the Six Months Ended
	June 30, 2015			June 30, 2015
		Commercial			Commercial
	Secured by	Lines of Credits		Secured by	Lines of Credits
	Real Estate	and Consumer	Total	Real Estate	and Consumer	Total
Interest income that would
have been recognized	$199,963	$698	$200,661	$495,040	$1,280	$496,320
Interest income recognized	170,028	698	170,726	403,323	1,280	404,603
Interest income foregone	29,935	—	29,935	91,717	—	91,717

The following table presents, by portfolio segment, an aged analysis of past due loans as of June 30, 2016.

			Commercial
		Secured by	Lines of
	Secured by	Deposit	Credit and
June 30, 2016	Real Estate	Accounts	Consumer	Total
Current	$52,703,192	$392,223	$2,216,147	$55,311,562

30 - 59 days past due	308,943	17,968	—	326,911
60 - 89 days past due	264,976	—	—	264,976
Greater than 90 days past due	2,323,002	—	—	2,323,002
Total past due	2,896,921	17,968	—	2,914,889

Total	$55,600,113	$410,191	$2,216,147	$58,226,451

The following table presents, by portfolio segment, an aged analysis of past due loans as of December 31, 2015:

			Commercial
		Secured by	Lines of
	Secured by	Deposit	Credit and
December 31, 2015	Real Estate	Accounts	Consumer	Total
Current	$52,126,919	$307,583	$2,830,674	$55,265,176

30 - 59 days past due	2,111,426	—	—	2,111,426
60 - 89 days past due	1,808,450	—	—	1,808,450
Greater than 90 days past due	3,527,209	65,266	—	3,592,475
Total past due	7,447,085	65,266	—	7,512,351

Total	$59,574,004	$372,849	$2,830,674	$62,777,527

The following table presents nonaccrual loans as of June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Nonaccrual loans with a valuation allowance	$444,871	$458,862
Nonaccrual loans without a valuation allowance	6,339,330	7,145,294
Total nonaccrual loans	$6,784,201	$7,604,156

Allowance for credit losses related to nonaccrual loans	$107,537	$108,815

On June 30, 2016, the $6,784,201 in nonaccrual loans represented 45 loan relationships with the largest individual amount totaling $994,198. On December 31, 2015, the $7,604,156 in nonaccrual loans represented 40 loan relationships with the largest individual amount totaling $995,838. As of June 30, 2016 and December 31, 2015 there were no loans greater than 90 days past due and still accruing interest.

Troubled debt restructures ("TDRs") are modifications of loans to assist borrowers who are unable to meet the original terms of their loans, in an effort to minimize the potential loss on the loan. As of June 30, 2016, there were 39 real estate and 1 commercial line of credit loan with an outstanding balance of $6,047,820 that were considered TDRs. As of June 30, 2016, 20 TDRs with a total outstanding balance of $2,225,027 were performing in accordance with their modified terms. As of June 30, 2016, 20 TDRs with a total outstanding balance of $3,822,793 were not performing in accordance with their modified terms. Of the 20 loans classified as TDRs that were not performing in accordance with their modified terms, 16 loans totaling $3,230,515 were on nonaccrual status and 4 loans totaling $592,278 $592,278 were on accrual status. There was no new TDR modification in 2016. The Company has no commitments to lend additional funds to borrowers whose loans have been modified under a TDR as of June 30, 2016.

NOTE 6 – SERVICING

Loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of residential mortgage loans serviced for others were approximately $11,395,620 and $12,820,402 at June 30, 2016 and December 31, 2015, respectively.

The Company does not have a related servicing asset because such loans were not originated by the Company nor did the Company purchase servicing rights and, due to the terms of the servicing agreements, any fair value assigned would not be material to the financial statements.

NOTE 7 – INVESTMENT IN FEDERAL HOME LOAN BANK OF ATLANTA STOCK

The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta ("FHLB"). Member institutions are required to maintain capital stock based on two components. The first component is a stock requirement that is equal to 0.09% of the member's total assets as of the preceding year end. The second component is a stock requirement that is equal to 4.50% of the member's outstanding advances.

NOTE 8 – PREMISES AND EQUIPMENT

Premises and equipment at June 30, 2016 and December 31, 2015 are summarized by major classification as follows:

	June 30, 2016	December 31, 2015	Useful Life in Years
Land	$8,512	$8,512	-
Building	400,387	400,387	20 - 45
Leasehold improvement	2,403	2,403	1 - 5
Furniture, fixtures and equipment	151,342	151,342	5 - 10
	562,644	562,644
Accumulated depreciation and amortization	(503,678)	(498,084)
	$58,966	$64,560

NOTE 9 – DEPOSITS ACCOUNTS

Deposit accounts at June 30, 2016 and December 31, 2015 are summarized as follows:

	June 30, 2016		December 31, 2015
	Amount	Weighted Average Rate	Amount	Weighted Average Rate
Non-interest-bearing	$7,554,612		$9,813,195
Money market accounts	675,105	0.20%	1,027,098	0.20%
NOW accounts	4,957,761	0.15%	5,921,671	0.15%
Passbook savings	87,181,943	0.55%	96,950,202	0.52%
Certificates of deposit	85,589,719	1.03%	85,876,903	1.02%
	$185,959,140		$199,589,069

The aggregate amount of time deposits with a minimum denomination of $250,000 was $9,816,436 and $9,722,403 at June 30, 2016 and December 31, 2015.

Scheduled maturities of time deposits at June 30, 2016 is as follows:

Six months ending December 31:
2016	$28,022,438
Twelve months ending December 31:
2017	41,373,928
2018	6,326,353
2019	3,565,854
2020	4,882,283
Six months ending June 30:
2021	1,418,863
$85,589,719

At June 30, 2016 and December 31, 2015 deposits from directors, executive officers, stockholders and affiliated persons aggregated $5,483,185 and $5,043,383, respectively.

NOTE 10 – ADVANCES FROM FEDERAL HOME LOAN BANK

The Bank has access to financing programs (advances) from the Federal Home Loan Bank of Atlanta under a Blanket Floating Lien Agreement and/or a Specific Collateral Agreement. Under the Blanket Floating Lien Agreement, a borrower can obtain advances equal to 75 percent of its entire residential (1-4 units) first mortgage loan portfolio. Under the Specific Collateral Agreement, a borrower can obtain advances equal to 75 percent of residential (1-4 units) first mortgages; commercial mortgages; second mortgages; and other collateral. There were no FHLB advances outstanding at June 30, 2016 and December 31, 2015. Amounts available for borrowing were $45,824,800 at June 30, 2016.

NOTE 11 – RELATED PARTY TRANSACTIONS

A director of the Bank is a member of a law firm, which serves as general counsel to the Bank. The firm regularly performs loan closing services for borrowers of the Bank. For three- and six-month periods ended June 30, 2016, the law firm received approximately $0 and $13,039 from borrowers for legal services rendered in connection with loan closing and other services. For three- and six-month periods ended June 30, 2015, the law firm received approximately $0 and $19,000 from borrowers for legal services rendered in connection with loan closing and other services.

The Bank services loans for one of its directors and his private entities for a fee of 1/2 of 1% of the principal balance of the loans. At June 30, 2016, the loans had outstanding principal balances of approximately $3,901,059. The Bank earned approximately $1,978 and $4,242 in fees relative to servicing these loans for the three- and six-month periods ended June 30, 2016. The Bank earned approximately $1,264 and $2,513 in fees relative to servicing these loans for the three- and six-month periods ended June 30, 2015.

In the normal course of banking business, loans are made to officers and directors and their affiliated interests. In the opinion of management, these loans are consistent with sound banking practices, are within regulatory lending limitations and do not involve more than the normal risk of collection. Loans to such borrowers as of June 30, 2016 and December 31, 2015 are summarized as follows:

	June 30, 2016	December 31, 2015
Balance at beginning of year	$963,954	$1,036,661
Repayments	(171,339)	(72,707)
Balance at end of year	$792,615	$963,954

NOTE 12 - COMMITMENTS

The Bank entered into an operating lease for the premises of its branch. Rent expense for the three- and six-month periods ended June 30, 2016 were $31,623 and $48,867, respectively. Rent expense for the three- and six- month periods ended June 30, 2015 were $23,624 and $44,528, respectively. At June 30, 2016, the minimum rental commitment is as follows:

Six months ending December 31:
2016	$17,238
Years ending December 31:
2017	34,959
2018	25,857

The Bank had obligations under irrevocable letters of credit totaling $1,142,013 at June 30, 2016 and December 31, 2015.

Standby letters of credit are conditional commitments issued by the Bank guaranteeing performance by a customer to a third party. Those guarantees are issued primarily to support private borrowing arrangements, generally limited to real estate transactions. Unless otherwise noted, the standby letters of credit are not collateralized. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The current amount of the liability at June 30, 2016 for guarantees under standby letters of credit is not material.

The Bank did not have any loan commitments not reflected in the accompanying consolidated financial statements at June 30, 2016 and December 31, 2015.

NOTE 13 – FAIR VALUE

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets and liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The tables below present the recorded amount of assets measured at fair value on a recurring basis as of June 30, 2016 and December 31, 2015 (dollars in thousands):

			Significant Other	Significant Other
	Carrying Value	Quoted Prices	Observable Inputs	Unobservable
June 30, 2016	(Fair Value)	(Level 1)	(Level 2)	Inputs (Level 3)
Investment securities available for sale
Municipal bonds	$326	$—	$326	$—
U.S. Government and federal agencies securities	6,501	—	6,501	—
Corporate securities	3,541	—	3,541	—
Foreign Government bonds	3,500	—	3,500	—
Residential mortgage-backed securities	27,517	—	27,517	—
Marketable equity securities	584	584	—	—
	$41,969	$584	$41,385	$—

			Significant Other	Significant Other
	Carrying Value	Quoted Prices	Observable Inputs	Unobservable
December 31, 2015	(Fair Value)	(Level 1)	(Level 2)	Inputs (Level 3)
Investment securities available for sale
Municipal bonds	$325	$—	$325	$—
U.S. Government and federal agencies securities	19,016	—	19,016	—
Corporate securities	5,028	—	5,028	—
Foreign Government bonds	3,500	—	3,500	—
Residential mortgage-backed securities	30,873	—	30,873	—
Marketable equity securities	486	486	—	—
	$59,228	$486	$58,742	$—

The tables below presents the recorded assets measured at fair value on a nonrecurring basis at June 30, 2016 and December 31, 2015 (dollars in thousands):

			Significant Other	Significant Other
	Carrying Value	Quoted Prices	Observable Inputs	Unobservable
June 30, 2016	(Fair Value)	(Level 1)	(Level 2)	Inputs (Level 3)
Impaired loans
Loans secured by real estate	$8,188	$—	$8,188	$—
Commercial loans	11	—	11	—
Total impaired loans	$8,199	$—	$8,199	$—

			Significant Other	Significant Other
	Carrying Value	Quoted Prices	Observable Inputs	Unobservable
December 31, 2015	(Fair Value)	(Level 1)	(Level 2)	Inputs (Level 3)
Impaired loans
Loans secured by real estate	$9,252	$—	$9,252	$—
Commercial loans	12	—	12	—
Total impaired loans	$9,264	$—	$9,264	$—

As of June 30, 2016, impaired loans with unpaid balances of $11,011,446 have been written down to their fair value of $8,199,739, resulting in an impairment charge of $2,633,899, which is included as a partial charge off or specific reserve in the allowance for loan losses. As of December 31, 2015 impaired loans with unpaid balances of $11,964,128 have been written down to their fair value of $9,263,924, resulting in an impairment charge of $2,700,204, which is included as a partial charge off or specific reserve in the allowance for loan losses.

GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Accounting guidance excludes certain financial and non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Assets: The carrying amounts of cash and cash equivalents reported in the statements of financial condition approximate those assets’ fair values. Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest receivable approximates its fair value. The carrying amount of Federal Home Loan Bank of Atlanta stock is a reasonable estimate of fair value based on redemption provisions of the FHLB.

Liabilities: The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable rate, fixed-term money-market accounts and certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates fair value.

The following disclosure of estimated fair values of the Company's financial instruments at June 30, 2016 and December 31, 2015 is made in accordance with the requirements of ASC Topic 820 (dollars in thousands):

	Level in Fair	June 30, 2016		December 31, 2015
	Value	Carrying	Estimated fair	Carrying	Estimated fair
	Hierarchy	Amount	value	Amount	value
Financial assets:
Cash and cash equivalents	Level 1	$104,348	$104,348	$92,473	92,473
Interest bearing time deposits	Level 2	23,938	23,951	26,346	26,292
Investment securities available for sale	Level 2	41,969	41,969	59,228	59,228
Loans receivable, net	Level 3	57,680	56,830	61,985	61,533
Federal Home Loan Bank of Atlanta stock	Level 1	212	212	231	231
Accrued interest receivable	Level 2	394	394	503	503

Financial liabilities:
Deposits	Level 3	185,959	186,020	199,589	199,250
Accrued interest payable	Level 2	—	—	1	1

NOTE 14 – REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

In July 2013, federal bank regulatory agencies issued final rules to revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act (“Basel III”). On January 1, 2015, the Basel III rules became effective and include transition provisions which implement certain portions of the rules through January 1, 2019. Specifically, the final rules added a requirement to maintain a minimum Conservation Buffer, composed of Common equity tier 1 capital, of 2.5% of risk-weighted assets, to be phased in over three years and applied to the Common equity tier 1 risk-based capital ratio, the Tier 1 risk-based capital ratio and the Total risk-based capital ratio. Accordingly, banking organizations, on a fully phased in basis no later than January 1, 2019, must maintain a minimum Common equity tier 1 risk-based capital ratio of 7.0%, a minimum Tier 1 risk-based capital ratio of 8.5% and a minimum Total risk-based capital ratio of 10.5%. The required minimum Conservation Buffer began to be phased in incrementally, starting at 0.625% on January 1, 2016 and will increase to 1.25% on January 1, 2017, 1.875% on January 1, 2018 and 2.5% on January 1, 2019. The final rules impose restrictions on capital distributions and certain discretionary cash bonus payments if the minimum Conservation Buffer is not met.

Under the final rules, the effects of certain accumulated other comprehensive items are not excluded; however, banking organizations like the Company and the Bank that are not considered “advanced approaches” banking organizations may make a one-time permanent election to continue to exclude these items. With the submission of the Call Report for the first quarter of 2015, the Company and the Bank made this election in order to avoid significant variations in the level of capital that can be caused by interest rate fluctuations on the fair value of the Bank’s available for sale securities portfolio.

The following table summarizes capital ratios and related information in accordance with Basel III as measured at June 30, 2016 and December 31, 2015. The Bank was classified in the well capitalized category at both June 30, 2016 and December 31, 2015 under the regulatory capital rules in effect at each date. The capital levels of the Bank at June 30, 2016 also exceeded the minimum capital requirements shown in the table below including the currently applicable Conservation Buffer of 0.625%. Since June 30, 2016, no conditions or events have occurred, of which the Company is aware, that have resulted in a material change in the Bank's regulatory risk category other than as reported in this report.

Actual capital amounts and ratios for the Bank are presented in the following tables (dollars in thousands):

							To Be Well
					Minimum Capital		Capitalized Under
			Minimum		Requirements with		Prompt Corrective
(Dollars in Thousands)	Actual		Capital Requirements		Conservation Buffer		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2016:
Common Equity Tier 1	$32,672	50.12%	$2,934	4.50%	$3,341	5.125%	$4,882	6.50%

Tier 1 Capital to Risk Weighted Assets	$32,672	50.12%	$3,912	6.00%	$4,319	6.625%	$6,008	8.00%

Tier Capital to Risk Weighted Assets	$33,497	51.38%	$5,215	8.00%	$5,623	8.625%	$7,482	10.00%

Tier 1 Leverage Capital to Average Assets	$32,672	14.10%	$9,222	4.00%	N/A	N/A	$11,157	5.00%

As of December 31, 2015:
Common Equity Tier 1	$32,421	43.70%	$3,330	4.50%	N/A	N/A	$4,823	6.50%

Tier 1 Capital to Risk Weighted Assets	$32,421	44.97%	$4,440	6.00%	N/A	N/A	$5,935	8.00%

Tier Capital to Risk Weighted Assets	$33,360	44.97%	$5,919	8.00%	N/A	N/A	$7,419	10.00%

Tier 1 Leverage Capital to Average Assets	$32,421	14.63%	$8,816	4.00%	N/A	N/A	$11,021	5.00%

Federal regulations limit the payment of dividends and other capital distributions by the Bank. The Bank is able to pay dividends during a calendar year with regulatory approval to the extent of the greater of (i) an amount which will reduce by one-half its surplus capital ratio at the beginning of the year plus all its net income determined on the basis of generally accepted accounting principles for that calendar year or (ii) 75% of net income for the last four calendar quarters.

The Bank is restricted in paying dividends on its stock to the greater of the restrictions described in the preceding paragraph, or an amount that would reduce its stockholders' equity below its regulatory capital requirement or the accumulated bad debt deduction.

The Company anticipates distribution dividends each year in an amount sufficient to cover shareholder tax liabilities.

In April 2014, the Bank entered into a formal written agreement (the “agreement”) with the Office of the Comptroller of the Currency of the United States of America (the “OCC”) that required the Bank to improve management, Board oversight, and risk management practices. The Bank’s Board of Directors is required to establish a Compliance Committee, implement a detailed strategic plan, ensure competent management, enhance interest rate and investment portfolio risk management, develop problem loan action plans, enhance internal loan review, and adhere to a written program of policies and procedures to provide for compliance with the Bank Secrecy Act. The agreement also required the Bank’s Board of Directors to develop a program for ensuring the adequacy of the allowance for loan losses methodology. Management and the Board of Directors of the Bank has submitted all information, policies, and reporting to the OCC in accordance with the terms of the agreement.

NOTE 15 – SUBSEQUENT EVENTS

On July 8, 2016, the Company consummated the merger into Bay Bancorp, Inc.  Immediately following the closing of the merger, the Bank, the wholly-owned federal savings bank subsidiary of the Company, was merged with and into the Bay Bank, with Bay Bank as the surviving federal savings bank.

The Hopkins Merger was consummated pursuant to an Agreement and Plan of Merger Agreement, dated as of December 18, 2015 and the First and Second Amendments to Agreement and Plan of Merger, among the Company, Hopkins and Alvin M. Lapidus (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, Bay Bancorp acquired all of the outstanding shares of the Company’s common stock for cash in an amount equal to 105% of the Companys’ tangible book value at June 30, 2016 (the “Merger Consideration”) after giving effect to (i)  the Company’s payment of its transaction-related expenses, (ii)  $389,808 in cash bonuses that the Bank paid to certain employees of the Bank, and (iii)  a $16.0 million cash dividend that was paid by the Company to its stockholders.  Based on the foregoing, the amount of the Merger Consideration was $23,855,141.  Bay Bancorp held no equity interest in the Company prior to the merger.

Upon the closing of the agreement, each outstanding share of the Company common stock was converted into the right to receive cash in an amount of $98.7578, which was determined by dividing the Merger Consideration by 241,552, the number of issued and outstanding shares of the Company common stock as of the closing of the merger.